As filed with the Securities and Exchange Commission on February 4, 2010

Registration No. 333-148294

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Nobel Learning Communities, Inc.

(Exact name of registrant as specified in its charter)

Delaware	22-2465204
(State or other jurisdiction of incorporation or organization)	(I.R.S employer Identification No.)

1615 West Chester Pike West Chester, Pennsylvania	19382
(Address of Principal Executive Offices)	(Zip Code)

Executive Nonqualified Excess Plan

(Full title of the plan)

George H. Bernstein

President and Chief Executive Officer

Nobel Learning Communities, Inc.

1615 West Chester Pike

West Chester, Pennsylvania 19382

(Name and address of agent for service)

(484) 947-2000

(Telephone number, including area code, of agent for service)

COPY TO:

Brian Katz

Pepper Hamilton LLP

3000 Two Logan Square

Philadelphia, Pennsylvania 19103-2799

(215) 981-4000

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Nobel Learning Communities, Inc. (the “Registrant”), filed a Registration Statement on Form S-3 (Registration No. 333-148294) with the Securities and Exchange Commission December 21, 2007. The purpose of this Post-Effective Amendment No. 1 to the Registrant Statement (as amended, this “Registration Statement”) is to amend Items 12 and 16 and the Exhibit Index.

PART I

INFORMATION REQUIRED IN PROSPECTUS

We incorporate by reference into this Registration Statement the contents of the Form S-3 Registration Statement, except for Item 12 (Incorporation of Documents by Reference) and Item 16 (Exhibits), previously filed with the Securities and Exchange Commission by the Registrant on December 21, 2007 (Registration No. 333-148294).

Item 12. Incorporation of Certain Information by Reference

The following documents, which have been filed by the Registrant with the Commission, are incorporated by reference to this Registration Statement:

1. The Registrant’s Annual Report on Form 10-K for the fiscal year ended June 27, 2009, filed with the SEC on September 9, 2009;

2. The Registrant’s Current Reports on Form 8-K filed with the SEC on September 1, 2009 and January 15, 2010;

3. The Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended September 26, 2009 (filed with the SEC on November 5, 2009) and December 26, 2009 (filed with the SEC on February 4, 2010); and

4. The Registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on September 24, 2009.

The Registrant is not incorporating by reference any Form 8-K through which it furnished, rather than filed, information with the Commission. All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof and prior to the filing of a post-effective amendment indicating that all securities offered pursuant to this Registration Statement have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

Exhibit Number	Exhibit Description

4.1	The Registrant’s Certificate of Incorporation, as amended and restated (filed as Exhibit 3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 1998, filed on February 16, 1999, and incorporated herein by reference).

4.2	The Registrant’s Certificate of Designation, Preferences and Rights of Series D Convertible Preferred Stock (filed as Exhibit 3.4 to the Registrant’s Current Report on Form 8-K, filed on September 11, 1995, and incorporated herein by reference.)

4.3	The Registrant’s Amended and Restated Bylaws, as amended August 27, 2008 (filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 28, 2009, filed on May 1, 2009, and incorporated herein by reference).

4.4	The Registrant’s Certificate of Designation of the Series A Junior Preferred Stock (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on July 21, 2008, and incorporated herein by reference).

5.1	Opinion of Ballard Spahr Andrews & Ingersoll LLP, as to the validity of the securities being registered (filed as Exhibit 5.1 to the Registrant’s Registration Statement on Form S-3 (Registration No. 333-148294), filed on December 21, 2007, and incorporated herein by reference).

23.1*	Consent of Grant Thornton LLP.

23.2	Consent of Ballard Spahr Andrews & Ingersoll LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (filed as part of the Registrant’s Registration Statement on Form S-3 (Registration No. 333-148294), filed on December 21, 2007, and incorporated herein by reference).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 (the “Act”), the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of West Chester, Commonwealth of Pennsylvania, on the 4th day of February, 2010.

NOBEL LEARNING COMMUNITIES, INC.

By:	/S/ GEORGE H. BERNSTEIN
George H. Bernstein Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ GEORGE H. BERNSTEIN George H. Bernstein	Chief Executive Officer and Director (Principal Executive Officer)	February 4, 2010

/S/ THOMAS FRANK Thomas Frank	Chief Financial Officer (Principal Financial and Accounting Officer)	February 4, 2010

* Therese Kreig Crane	Director	February 4, 2010

* David Beale	Director	February 4, 2010

* Steven B. Fink	Director	February 4, 2010

* Peter H. Havens	Director	February 4, 2010

* Richard J. Pinola	Director	February 4, 2010

* Michael J. Rosenthal	Director	February 4, 2010

* Ralph Smith	Director	February 4, 2010

* David L. Warnock	Director	February 4, 2010

*Signed by George H. Bernstein as Attorney in Fact

/S/ GEORGE H. BERNSTEIN George H. Bernstein

EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1	The Registrant’s Certificate of Incorporation, as amended and restated (filed as Exhibit 3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 1998, filed on February 16, 1999, and incorporated herein by reference).

4.2	The Registrant’s Certificate of Designation, Preferences and Rights of Series D Convertible Preferred Stock (filed as Exhibit 3.4 to the Registrant’s Current Report on Form 8-K, filed on September 11, 1995, and incorporated herein by reference).

4.3	The Registrant’s Amended and Restated Bylaws, as amended August 27, 2008 (filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 28, 2009, filed on May 1, 2009, and incorporated herein by reference).

4.4	The Registrant’s Certificate of Designation of the Series A Junior Preferred Stock (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on July 21, 2008, and incorporated herein by reference).

5.1	Opinion of Ballard Spahr Andrews & Ingersoll LLP, as to the validity of the securities being registered (filed as Exhibit 5.1 to the Registrant’s Registration Statement on Form S-3 (Registration No. 333-148294), filed on December 21, 2007, and incorporated herein by reference).

23.1*	Consent of Grant Thornton LLP.

23.2	Consent of Ballard Spahr Andrews & Ingersoll LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (filed as part of the Registrant’s Registration Statement on Form S-3 (Registration No. 333-148294), filed on December 21, 2007, and incorporated herein by reference).

*	Filed herewith.